UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 17, 2011

UNIONTOWN ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52560	98-0441419
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

314 – 837 West Hastings Street, Vancouver, BC V6C 3N6
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code     (604) 642-6410

_____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 17, 2011 Uniontown Energy Inc., (“us”, “we”, “our”) entered into a property acquisition agreement with AD Consult and Invest S.A. (the “Agreement”). Pursuant to the terms of the Agreement, we will acquire an interest the Musselshell Prospect, a 7,000 acre oil and gas property, for the following consideration:

  Issuance of 10,000,000 restricted shares of our common stock; and

  Grant of an option to acquire 1,000,000 shares of our preferred stock at $3.00 per share for a period of 5 years, with such preferred stock being designated as having 250:1 voting rights. The issuance of such shares will trigger a change of control event.

The interest in the Musselshell Prospect will be comprised of a 75% net revenue interest with AD Consult and Invest S.A holding a 25% net revenue interest and a 20% carried working interest in and to all drilling, completing, and other operations related to the development of the acreage. The Agreement is scheduled for closing no later than March 31, 2011.

Item 9.01	Financial Statements and Exhibits

10.1	Agreement for the Acquisition of the Musselshell Prospect dated March 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIONTOWN ENERGY INC.

/s/ Darren R. Stevenson
Darren R. Stevenson
President and Director
Date: March 23, 2011